UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2014

Southside Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-12247	75-1848732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 S. Beckham, Tyler, Texas	75701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (903) 531-7111

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
Southside Bancshares, Inc. (the “Company”) has determined to sell all of its subprime automobile loans purchased by the Company’s wholly-owned subsidiary, Southside Financial Group (“SFG”), and the repossessed assets SFG holds and is endeavoring to complete such a sale in the fourth quarter of 2014, although it has not yet entered into a definitive purchase and sale agreement. As a result of this determination, the Company will transfer all SFG loans to held for sale at September 30, 2014 and write down its investment in SFG.
The transfer to held for sale and the write down of the Company’s investment in SFG at September 30, 2014, will result in a loss of approximately $2.5 million, net of tax.
The Company is pleased to report that significant loan growth during the third quarter will more than offset the sale of the SFG loan portfolio. The Company believes that exiting the subprime automobile market, combined with its pending merger with OmniAmerican Bancorp, Inc., will enable the Company to focus its attention on integration and organic growth in its commercial loan and commercial real estate loan portfolios.
Forward-Looking Statements

Certain statements of other than historical fact that are contained in this document and in other written materials, press releases and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions. Forward-looking statements are statements with respect to Southside’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause Southside’s actual results to differ materially from the results discussed in the forward-looking statements. For example, statements about the impact of the proposed sale of the SFG portfolio and resulting losses, the Company’s beliefs, plans, objectives, expectations and intentions related to such sales and losses and future loan growth and other statements are not historical facts, are based on information presently known to management and are subject to various limitations. Among the key factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the following: (i) the risk that Southside does not reach a definitive agreement to sell the SFG portfolio; and (ii) the risk that loan growth in the third quarter will be insufficient to replace most of the SFG subprime loan portfolio sold.
Additional information concerning the Company and its business, including additional factors that could materially affect its financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in the Company’s other filings with the SEC. The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southside Bancshares, Inc.

Date: October 3, 2014	By:	/s/ Lee R. Gibson
Lee R. Gibson
Senior Executive Vice President and Chief Financial Officer